EXHIBIT 10.26

[eGLOBE LETTERHEAD]

27 August, 1999


VIA FACSIMILE

Mr. Isaac Freilich
American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005

   RE: SEYMOUR GORDON 160,257 RESTRICTED SHARES

Dear Mr. Freilich:

Please issue one certificate in the name of "Seymour Gordon" for 160,257 shares of common stock of eGlobe, Inc. The stock is issued in connection with a certain Stock Purchase Agreement, the underlying shares of which have not been registered.

Please issue one certificate with restrictive legend, and send it, via overnight mail, to my attention at our Washington, D.C. office: eGlobe, Inc. 1250 24th Street, N.W., Suite 725, Washington, DC 20037.

Thank you for your assistance in this matter. If you have any questions, please do not hesitate to contact me.

Very truly yours,

/s/ Graeme S. R. Brown

Graeme S. R. Brown
Associate General Counsel

GB\

Attachment: Secretary's Certificate

[eGLOBE LETTERHEAD]

January 24, 2000

Mr. Seymour Gordon
3 Hawthorne Lane
Lawrence, NY 11559

   RE: PROMISSORY NOTE DATED AS OF JUNE 18, 1998; INTEREST ON CONVERTED NOTE.

Dear Mr. Gordon:

In consideration of your extending the Promissory Note dated June 18, 1998, originally due on December 18, 1999, until April 18, 2000, 75% of the principal balance (up to a maximum amount of $750,000) may now be exchanged for shares of eGlobe common stock pursuant to the Stock Purchase Agreement dated as of August 25, 1999 (exchange terms: exchange for shares of common stock of the Company at a price per share of $1.56; and be granted a warrant to purchase shares of common stock (in the proportion of 60,000 shares under warrant for every $250,000 of debt exchanged) at a price of $1.00). Additionally, it is acknowledged that the Promissory Note shall bear interest at a rate of 14% per annum for the period from December 18, 1999 through April 18, 2000.

With regard to the $200,000 Promissory Note dated January 4, 1999 that was converted to common stock in March 1999, the Company shall pay interest at a rate of 12% until such time as the common stock is registered. Accrued interest through April 18, 2000 will be paid on April 18, 2000. Accrued interest after April 18, 2000 will be paid within seven days after the effective date of the S-3 Registration Statement. The Company expects to file its S-3 Registration Statement in early May 2000.

Very truly yours,                          ACCEPTED AND AGREED

/s/ Graeme S. R. Brown                     /s/ Seymour Gordon

Graeme S. R. Brown                         Seymour Gordon
Deputy General Counsel

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into this 25th day of August, 1999, by and among eGlobe, Inc., a Delaware corporation, ("eGlobe" or the "Company"), and Seymour Gordon, a private investor and shareholder of eGlobe (the "Purchaser"),

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

     SECTION 1.     THE SALE OF STOCK.

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the laws of the State of Delaware ("Delaware Law"), at the Closing (as defined herein) the Company shall sell and the Purchaser shall buy 160,257 shares of common stock of the Company, par value $01 per share, for a total price of $250,000.92.

     SECTION 2.     WARRANTS.

         At the Closing, the Company shall issue a warrant to Purchaser to purchase 60,000 shares of common stock of the Company at a price of $1.00 per share. The form of the warrant is attached hereto as Exhibit A.

     SECTION 3.     CLOSING.

         The closing of the sale (the "Closing") will take place by the wire transfer of funds to the account of eGlobe within 24 hours of the execution of this Agreement. Upon receipt of the funds, the Company will instruct the stock transfer agent of the Company to issue the shares of common stock to the Purchaser and will immediately deliver to the Purchaser, by Federal Express or a similar delivery service, a fully executed warrant in the form attached hereto as Exhibit A.

     SECTION 4.     SUBSEQUENT ACTIONS - DEBT EXCHANGE.

         At any time after the Closing but prior to December 17, 1999, the Purchaser may exchange the principal amount of any indebtedness of the Company then outstanding held by the Purchaser (up to a maximum amount of $500,000) on the same terms as for this stock purchase: (1) for shares of common stock of the Company at a price per share of $1.56; and (2) a warrant to purchase shares of common stock at a price of $1.00 (the number of shares under warrant shall be in the same proportion as in this agreement, i.e., 60,000 shares per $250,000 of debt exchanged); and (3) all rights and terms contained in Section 10 of this Agreement. The Purchaser shall elect such exchange by notifying the Company in writing of his election and including in such notice the dollar amount of principal to be exchanged. The Company will then cause the principal amount exchanged to be canceled as of the date of notice and will promptly notify the transfer agent to issue the requisite number of common shares to the Purchaser.

     SECTION 5.    REPRESENTATIONS & WARRANTIES OF THE COMPANY.

         The Company represents and warrants to Purchaser as follows:

     SECTION 5.1   ORGANIZATION AND QUALIFICATION.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 5.2   AUTHORITY.

         The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     SECTION 5.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of the Company, (ii) conflict with or violate any Law to which the Company is bound or the Assets are based, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or by which any of the Assets is subject.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

     SECTION 6.    PURCHASER AUTHORITY AND CAPACITY.

         Purchaser is an Accredited Investor as defined by the Securities Act of 1933 and has full legal right, capacity, power and authority to execute and deliver this Agreement and all other documents, instruments, certificates and agreements executed or to be executed by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

     SECTION 7.    ACQUISITION FOR INVESTMENT.

         The shares of Company common stock to be issued to the Purchaser under this Agreement are being (or will be) acquired by the Purchaser in good faith solely for the account of the Purchaser (and its direct and indirect beneficiaries) for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such shares will not be offered for sale, sold or otherwise transferred by the Purchaser without either registration or exemption from registration under the Securities Act.

     SECTION 8.    PURCHASER RESTRICTIONS AND CONSENTS.

         There are no agreements, Laws or other restrictions of any kind to which such Purchaser is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement by such Purchaser.

     SECTION 9.    Binding Obligation.

         This Agreement constitutes, and each document, instrument, certificate and agreement to be executed by such Purchaser pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 10.   PREPARATION OF THE FORM S-1.

         At the sole expense of the Company, when the Company next amends its Form S-1 registration statement, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") materials to be included on Form S-1/A (the "Form S-1 Registration Statement") registering all shares of the Common Stock (including the 60,000 shares under the warrant) to be sold pursuant to this Agreement.

         During the period subsequent to the Closing and prior to the effective registration of the shares of Common Stock, the Company shall pay to Purchaser, monthly in arrears, a sum equal to the number of assessable days in the previous month multiplied by $83.33. The first such payment shall be due on October 1, 1999 for the period from closing to September 30, 1999 and then monthly thereafter until ten days after notification of the stock being registered and the Company provides Purchaser with a letter to the transfer agent verifying the registration and authorizing exchange of the share certificates.

     SECTION 11.    NOTICES.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

             If to the Company:

             eGlobe, Inc.
             Suite 725, 1250 24th Street, N.W.
             Washington, D.C. 20037
             Telecopier No.: (202) 822-8984
             Attention: Graeme Brown, Esq.

             If to the Purchaser:

             Seymour Gordon
             3 Hawthorne Lane
             Lawrence, NY 11559
             Telecopier No.: (516) 569-4230

     SECTION 12.    HEADINGS.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 13.    SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse in any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as in effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 14.    ENTIRE AGREEMENT.

         This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 15.    SPECIFIC PERFORMANCE.

         The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 16.    ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 17.    THIRD PARTY BENEFICIARIES.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 18.    GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     SECTION 19.    COUNTERPARTS.

         This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 20.    FEES AND EXPENSES.

         Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed and delivered as of the date first written above.


                                      eGLOBE, INC.

                                      By: /s/
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      Seymour Gordon

                                      By:  /s/ Seymour Gordon
                                           -------------------------------------

January 24, 2000

Mr. Seymour Gordon
3 Hawthorne Lane
Lawrence, NY 11559

    RE: STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 25, 1999 (THE
        "AGREEMENT"); PROMISSORY NOTE DATED AS OF JUNE 18, 1998

Dear Mr. Gordon:

With reference to the above captioned Agreement, in consideration of your extending the Promissory Note dated June 18, 1998, originally due on December 18, 1999, until April 18, 2000, 75% of the principal balance (up to a maximum amount of $750,000) may now be exchanged for shares of eGlobe common stock pursuant to the Agreement. Additionally, it is acknowledged that the Promissory Note shall bear interest at a rate of 14% per annum for the period from December 18, 1999 through April 18, 2000.

Very truly yours,                              ACCEPTED AND AGREED


David A. Skriloff                              Seymour Gordon
Chief Financial Officer